UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2021

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Rd. Building 3 Billerica, MA 01862	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 3, 2021, Agrify Corporation (the “Company”) entered into a binding letter of intent (the “LOI”) with PurePressure, LLC (“PurePressure”) and the members of PurePressure (the “Members”) regarding a proposed transaction pursuant to which the Company intends to acquire all of the outstanding equity interests of PurePressure (the “Proposed Transaction”). Pursuant to the LOI, the parties intend, subject to satisfaction of various conditions, including satisfactory due diligence by the Company, to negotiate and execute a definitive agreement in accordance with the terms set forth in the LOI.

The LOI provides for an aggregate purchase price for PurePressure of $9.0 million, with $5.0 million payable in cash, subject to customary adjustments, and $4.0 million payable by the Company issuing shares of its common stock, par value $0.001 per share (“Common Stock”). Of the Common Stock issuable in the Proposed Transaction, a number of shares equal to $1.35 million will be held back for a period of twelve months following closing to satisfy post-closing adjustments and indemnification obligations of the Members.

Pursuant to the LOI, if PurePressure fails to consummate the Proposed Transaction by March 31, 2022 (the “Exclusivity Termination Date”) or ceases negotiations pursuant to the LOI other than in certain specified circumstances, then certain members of PurePressure will be obligated to pay $1.0 million plus reasonable enforcement costs to the Company. If the Company fails to consummate the Proposed Transaction by the Exclusivity Termination Date or ceases negotiations pursuant to the LOI other than in certain specified circumstances, then the Company will be obligated to pay $1.0 million plus reasonable enforcement costs to PurePressure. During the period between the signing of the LOI and the Exclusivity Termination Date, PurePressure and the Members agreed that neither they nor their affiliates will, among other things, solicit, initiate or participate in discussions or negotiations with any other party concerning a transaction similar to the Proposed Transaction.

The foregoing description of the LOI is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the LOI, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 8, 2021, the Company issued a press release announcing the execution of the LOI for the Proposed Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Certain of the statements in this Current Report on Form 8-K are “forward-looking” within the meaning of the federal securities laws. These “forward-looking” statements include statements relating to, among other things, the proposed terms and conditions of any definitive agreement with PurePressure, which is subject to the receipt of all necessary approvals and satisfaction of all closing conditions for the completion of the Proposed Transaction. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this Current Report on Form 8-K, including, among other things, certain risk factors described under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed for the year ended December 31, 2020 with the Securities and Exchange Commission or described in the Company’s other public filings. The Company’s results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

10.1	Letter of Intent by and among Agrify Corporation, PurePressure, LLC and the Sellers listed therein, dated as of December 3, 2021
99.1*	Press Release of the Company, dated as of December 8, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

	By:	/s/ Timothy R. Oakes
Date: December 8, 2021		Timothy R. Oakes
Chief Financial Officer

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